Exhibit 10.3

CONTINUING AND UNLIMITED GUARANTY AGREEMENT

THIS CONTINUING AND UNLIMITED GUARANTY AGREEMENT (this "Guaranty") made as of January 12, 2007 by and between LSI INDUSTRIES INC., a corporation organized and existing under the laws of the State of Ohio with its primary offices at 10000 Alliance Road, Cincinnati, Ohio 45242 (the "Guarantor") and FIFTH THIRD BANK, an Ohio banking corporation with its primary offices located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Beneficiary").

W I T N E S S E T H:

WHEREAS, Beneficiary has agreed to extend credit and financial accommodations to LSI Saco Technologies Inc., a corporation incorporated under the law of Canada with its primary offices located at 7801 TransCanada Highway, Montreal, Quebec H4S1L3 (the "Borrower"), pursuant to that certain promissory note, dated as of January 12, 2007 in the maximum principal amount of $7,000,000.00 and made payable by the Borrower to the Beneficiary(the "Note") and all agreements, instruments and documents executed or delivered in connection with any ofthe foregoing or otherwise related thereto (together with any amendments, modifications, or restatements thereof, the "Loan Documents"); and

WHEREAS, Borrower is a wholly owned subsidiary of the Guarantor and, as such, shall be benefited directly by the transaction contemplated by the Loan Documents, and shall execute this Guaranty in order to induce Beneficiary to enter into such transaction.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees, promises and undertakes as follows:

1.             GUARANTY.

(a)           Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Beneficiary the full and prompt payment and performance when due (whether at maturity by acceleration or otherwise) of any and all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to Beneficiary and any affiliate of Fifth Third Bancorp arising under the Loan Documents,  of every kind and description, whether now existing or hereafter arising and whether direct or indirect, absolute or contingent, due or to become due, liquidated or unliquidated, matured or unmatured, participated in whole or in part, whether or not secured by additional collateral and all agreements, instruments and documents evidencing, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications, and restatements thereof, and all expenses and attorneys' fees reasonably incurred, including such fees and expenses incurred in collection or enforcement of the obligations of other guarantors, if any,or other sums disbursed by Beneficiary or any affiliate of Fifth Third Bancorp under this Guaranty or any other document, instrument or agreement related to any of the foregoing (collectively, the "Obligations") regardless of any defense, right of set-off or claims which Borrower or Guarantor may have against Beneficiary.

(b)           This Guaranty is an absolute, present andcontinuing guaranty of payment, and not merely of collection, that shall remain in full force and effect until expressly terminated in writing by Beneficiary, notwithstanding the fact that no Obligations may be outstanding from time to time. Such termination by Beneficiary shall be applicable only to transactions having their inception after the effective date thereof, and shall not affect the enforceability of this Guaranty with regard to any Obligations arising out of transactions having their inception prior to such effective date, even if such Obligations shall have been modified, renewed, compromised, extended, otherwise amended or performed by Beneficiary subsequent to such termination. In the absence of any termination of this Guaranty as provided above, Guarantor agrees that Guarantor's obligations hereunder shall not be deemed discharged or satisfied until the Obligations are fully paid and performed, and no such payments or performance with regard to the Obligations is subject to any right on the part of any person whomsoever, including but not limited to any trustee in bankruptcy, to recover any of such payments. If any such payments are so set aside or settled without litigation, all of which is within Beneficiary's discretion, Guarantor shall be liable for the full amount Beneficiary is required to repay, plus costs, interest, reasonable attorneys' fees and any and all expenses that Beneficiary reasonably paid or incurred in connection therewith, including such fees and expenses incurred in collection or enforcement of the obligations of other guarantors, if any. A successor of Borrower, including Borrower in its capacity as debtor in a bankruptcy reorganization case, shall not be considered to be a different person than Borrower; and this Guaranty shall apply to all Obligations incurred by such successor.
(c)           Guarantor agrees that Guarantor is directly and primarily liable to Beneficiary and that the Obligations hereunder are independent of the Obligations of Borrower, or of any other guarantor.  The liability of Guarantor hereunder shall survive discharge or compromise of any Obligation of Borrower in bankruptcy or otherwise. Beneficiary shall not be required to prosecute or seek to enforce any remedies against Borrower or any other party liable to Beneficiary on account of the Obligations, or to seek to enforce or resort to any remedies with respect to any collateral granted to Beneficiary by Borrower or any other party on account of the Obligations, as a condition to payment or performance by Guarantor under this Guaranty.

(d)           Beneficiary may, without notice or demand and without affecting its rights hereunder, from time to time: (i) renew, extend, accelerate or otherwise change the amount of, the time for payment of, or other terms relating to, any or all of the Obligations, or otherwise modify, amend or change the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations,(ii) take and hold collateral for the payment of the Obligations guaranteed hereby, and exchange, enforce, waive, and release any such collateral, and apply such collateral and direct the order or manner of sale thereof as Beneficiary in its discretion may determine. Accordingly, Guarantor hereby waives notice of any and all of the foregoing.

(e)           Guarantor hereby waives all defenses, counterclaims and off-sets of any kind or nature, whether legal or equitable, that may arise: (i) directly or indirectly from the present or future lack of validity, binding effect or enforceability of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, (ii) from Beneficiary's impairment of any collateral, including the failure to record or perfect the Beneficiary's interest in the collateral, or (iii) by reason of any claim or defense based upon an election of remedies by Beneficiary in the event such election may, in any manner, impair, affect, reduce, release, destroy or extinguish any right of contribution or reimbursement of Guarantor, or any other rights of the Guarantor to proceed against any other guarantor, or against any other person or any collateral.

                        (f)            Guarantor hereby waives all presentments, demands for performance or payment, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or nonpayment, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations, and all other notices or formalities to which Guarantor may be entitled, and Guarantor hereby waives all suretyship defenses, including but not limited to all defenses set forth in the Uniform Commercial Code, as revised from time to time (the "UCC") to the full extent such a waiver is permitted thereby.

2.             REPRESENTATIONS, WARRANTIES AND COVENANTS.  Guarantor hereby represents, warrants and covenants as follows:

(a)           Guarantor is duly organized, validly existing and in good standing under the laws of the state of its organization, has the power and authority to carry on its business and to enter into and perform this Guaranty, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required.

(b)           The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary company action, and shall not violate any provision of law or regulation applicable to Guarantor, or the articles of organization or operating agreement of Guarantor, or any writ or decree of any court or governmental instrumentality, or any instrument or agreement to which Guarantor is a party or by which Guarantor may be bound; this Guaranty is a legal, valid and binding obligation of said Guarantor, enforceable in accordance with its terms; and there is no action or proceeding before any court or governmental body agency now pending that may materially adversely affect the condition (financial or otherwise) of Guarantor.

3.             AFFIRMATIVE COVENANTS.  Guarantorcovenants with, and represents and warrants to, Beneficiary that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

(a)           Access to Business Information.  Guarantorshall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with reasonable cash accounting methods consistently applied in accordance with past practicesand give representatives of Beneficiary access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Beneficiary in evaluating the status of the Obligations as it may reasonably request from time to time, and (b) communicate directly with any of Guarantor'sofficers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Guarantor.

(b)           Financial Statements. Guarantor shall maintain a standard and modern system for accounting and shall furnish to Beneficiary:

(i)            Promptly following Beneficiay’s request therefor, copies of Guarantor's financial statements in a form reasonably acceptable to Beneficiary, certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Guarantor;

(ii)           With the statements submitted above, a certificate signed by the principal financial officer of Guarantor stating he is familiar with all documents relating to Beneficiary and that no Event of Default specified herein or in the Loan Documents, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Guarantorhas taken or proposes to take with respect thereto;

All of the statements referred to above shall be in conformance with reasonable accrual accounting methods consistently applied in accordance with past practicesand give representatives of Beneficiary access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Beneficiary in evaluating the status of the loans as it may reasonably request from time to time.

(c)           Taxes. Guarantor shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Guarantorestablishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Beneficiary cash or bond in an amount acceptable to Beneficiary.

(d)           Existence; Business. Guarantor shall (a) maintain its existence as a corporation, and (b) continue to engage primarily in business of the same general character as that now conducted,

(e)           Compliance with Laws.  Guarantor shall comply with all federal, state and local laws, regulations and orders applicable to it or its assets including but not limited to all Environmental Laws, in all respects material to its business, assets or prospects Guarantorshall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

(f)            Notice of Default. Guarantor shall, within ten (10) days of its knowledge thereof, give written notice to Beneficiary of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Guarantorto reaffirm any of the representations or warranties, or to perform any of the covenants, set forth in the Agreementor herein.

(g)           Costs. Guarantor shall reimburse Beneficiary for any and all fees, costs and expenses including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, , expert fees, court costs, litigation and other expenses (collectively, the "Costs") incurred or paid by Beneficiary or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Obligation or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Beneficiary’s rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Obligation, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Beneficiary. If Guarantor fails to pay the Costs when upon such demand, Beneficiary is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Note(s). This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.
         (h)           Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations.

(i)            Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

4.             EVENTS OF DEFAULT. Any of the following occurrences shall constitute an "Event of Default" under this Guaranty:

(a)           An Event of Default occurs under the terms of the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, as "Event of Default" shall be defined therein.

(b)           Demand is made under any of the Obligations which have a demand feature and remains unpaid for a period of thirty (30) days from the date of such demand.

(c)           Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days from the date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.

(d)           The legal dissolutionof Guarantor,or of any endorser or other guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(e)           The default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness or the occurrence of an event which gives any creditor the right to accelerate the maturity of any such indebtedness.

(f)            The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor or for any substantial part of Guarantor's property, or ordering the wind-up or liquidation of Guarantor's affairs; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of Guarantor generally to pay Guarantor's debts as such debts become due; or the taking of action by Guarantor in furtherance of any of the foregoing.

(g)           The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.

5.             REMEDIES.

(a)           Whenever any Event of Default as defined herein shall have happened, Beneficiary, in its sole discretion, may take any remedial action permitted by law or in equity or by the Loan Documents or any other document or instrument evidencing, securing or otherwise relating to the Obligations, including demanding payment in full of all sums guaranteed hereby, plus any accrued interest or other expenses.

(b)           If Beneficiary should employ attorneys or incur other expenses for the enforcement of this Guaranty, Guarantor, on demand therefor, shall reimburse the reasonable fees of such attorneys and such other expenses to the extent permitted by law.

(c)           No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission on the part of Beneficiary to exercise any right or remedy shall be construed to be a waiver thereof, but any such right or remedy may be exercised from time to time and as often as may be deemed expedient thereby, and a waiver on any one occasion shall be limited to that particular occasion.

6.             FINANCIAL CONDITION OF BORROWER. Guarantor is presently informed of the financial condition of  Borrower and of all other circumstances that a diligent inquiry would reveal and which would bear upon the risk of nonpayment of any of the Obligations. Guarantor hereby covenants that Guarantor shall continue to keep informed of such matters, and hereby waives Guarantor's right, if any, to require Beneficiary to disclose any present or future information concerning such matters including, but not limited to, the release of or revocation by any other guarantor.

7.             NOTICES. Any notices under or pursuant to this Guaranty shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as set forth on the first page hereof.  Either party may change such address by sending notice of the change to the other party.

8.             MISCELLANEOUS.

(a)           This Guaranty may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(b)           This Guaranty is the complete agreement of the parties hereto and supersedes all previous understandings and agreements relating to the subject matter hereof. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom enforcement of the termination, amendment, supplement, waiver or modification is sought.

(c)           As the context herein requires, the singular shall include the plural and one gender shall include one or both other genders.

(d)           This Guaranty shall inure to the benefit of Beneficiary's successors and assigns and shall be binding upon the heirs, executors, administrators and successors of Guarantor. This Guaranty is not assignable by Guarantor.

(e)           If any provision of this Guaranty or the application thereof to any person or circumstance is held invalid, the remainder of this Guaranty and the application thereof to other persons or circumstances shall not be affected thereby.

                        (f)            This Guaranty shall be governed by and construed in accordance with the law of the State of Ohio.  Guarantor agrees that the state and federal courts for the County in which the Beneficiary is located or any other court in which Beneficiary initiates proceedings have exclusive jurisdiction over all matters arising out of this Guaranty.

(g)           GUARANTOR AND BENEFICIARY HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO.

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            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

WITNESS/ATTEST:                                                              GUARANTOR:

                                                                                                LSI INDUSTRIES INC.

By:   /s/James P. Sferra                                                       By:  /s/Ronald S. Stowell
Name:    James P. Sferra                                                    Name: Ronald S. Stowell
Title:       Secretary                                                                Title: Vice President, Chief Financial Officer
                                         andTreasurer

Accepted this 12th day of January, 2007

                                                                                                BENEFICIARY:

                                                                                                FIFTH THIRD BANK

                                                                                                By:               /s/Jeremiah A. Hynes
                                                                                                Name:    Jeremiah A. Hynes
                                                                                                Title:       Vice President and Principal Officer